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                                                                    EXHIBIT 21.1


              SUBSIDIARIES OF SUMMIT PROPERTIES PARTNERSHIP, L.P.

1.  Summit Management Company, a Maryland corporation*

2. Stony Point/Summit Limited Partnership, a North Carolina limited partnership**

3.  Summit/Belmont Limited Partnership, a North Carolina limited partnership**

4.  Hampton/McGuire Limited Partnership, a North Carolina limited partnership**

5. Henderson/McGuire Partners (Limited Partnership), a North Carolina limited partnership**

6. McGregor/McGuire Limited Partnership, a North Carolina limited partnership**

7. Summit Stonefield, LLC, a Pennsylvania limited liability company***

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  * Summit Properties Partnership, L.P. (the "Operating Partnership") owns 99%
    of the outstanding economic interest and 1% of the outstanding voting interest of such corporation.

 ** The Operating Partnership owns 99% of the outstanding partnership interests of such limited partnership.

*** The Operating Partnership owns 100% of the outstanding membership interests of such limited liability company.